Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-53188) pertaining to the Moto Photo, Inc. Salary Savings Plan of our report dated

May 21, 1999, with respect to the financial statements and schedules of the Moto Photo, Inc. Salary Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

ERNST & YOUNG LLP

October 26, 2000

Dayton, Ohio